UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2014

RETAILMENOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36005	26-0159761
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

301 Congress Avenue, Suite 700

Austin, Texas 78701

(Address of principal executive offices, including zip code)

(512) 777-2970

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05. Amendments to the Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On August 13, 2014, the Board of Directors of RetailMeNot, Inc. (the “Company”) approved and adopted certain amendments to the Company’s Code of Business Conduct and Ethics (the “Code of Ethics”), effective immediately. The Code of Ethics is applicable to all employees of the Company, including its principal executive officer, principal financial officer and other executive officers. The purpose of the amendments was to bring certain provisions of the Code of Ethics into conformity with the Company’s recently adopted anti-corruption policy. The revisions to the Code of Ethics did not result in any waiver to any officer or employee of the Company from the Code of Ethics in effect prior to the amendment.

The foregoing summary of the Code of Ethics does not purport to be complete and is qualified in its entirety by reference to the full text of the Code of Ethics, as amended. The Code of Ethics, as amended, was promptly posted on the Company’s investor relations website, http://investor.retailmenot.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAILMENOT, INC.

Date: August 14, 2014	/s/ Louis J. Agnese, III
Louis J. Agnese, III